Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Diametrics Medical, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Glen Winchell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Except for the report of management on our internal control over financial reporting and the related attestation report of the Company’s independent auditors, and the report and consent of KPMG LLP with respect to the audited financial statements of the Company for the two years ended December 31, 2003 (which reports the Company intends to file by amendment to this Report), the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Glen Winchell
W. Glen Winchell
Chief Financial Officer
May 5, 2005